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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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
                                                   State of Corporate
Name                                                  Incorporation               %Owned
----                                               ------------------             ------
Advanced Medical Imaging Center, Inc.                   Delaware                 100.00%
Affiliated Medical Imaging Network, Inc.                California               100.00%
AH Imaging Center, Inc.                                 Delaware                 100.00%
Columbus Diagnostic Center Inc.                         Delaware                 100.00%
Community Radiology of Virginia Inc.                    Virginia                 100.00%
Computerized Medical Imaging Center Inc.                Delaware                  56.90%
DI Imaging Center Inc.                                  Delaware                 100.00%
FCA of Van Nuys, Inc.                                   Delaware                 100.00%
Finance Funding Corp.                                   Florida                  100.00%
First Choice Networks, Inc.                             Florida                  100.00%
Future Care Affiliates, Inc.                            Delaware                 100.00%
Heights Imaging Center Inc.                             Delaware                 100.00%
Imaging Management Services Inc.                        Delaware                 100.00%
Kaley Imaging, Inc.                                     Florida                  100.00%
Laborde Diagnostic Inc.                                 Louisiana                 80.00%
LB Imaging Center, Inc.                                 Delaware                 100.00%
Medical Marketing Development, Inc.                     New York                 100.00%
Medical Imaging Centers of America, Inc.                California               100.00%
Medical Imaging Equipment Leasing, Inc.                 Florida                  100.00%
MediTek-Broward, Inc.                                   Florida                  100.00%
MediTek-Chatham Industries, Inc.                        Florida                  100.00%
MediTek-Greystone, Inc.                                 Florida                  100.00%
MediTek-HE, Inc.                                        Florida                  100.00%
MediTek-ICOT, Inc.                                      Florida                  100.00%
MediTek-Newark, Inc.                                    Florida                  100.00%
MediTek-Palm Beach Gardens, Inc.                        Florida                  100.00%
MediTek-Palms, Inc.                                     Florida                  100.00%
MediTek-PBGMRI, Inc.                                    Florida                  100.00%
MediTek-Premier North, Inc.                             Florida                  100.00%
MediTek-Premier, Inc.                                   Florida                  100.00%
MediTek-Sun Coast, Inc.                                 Florida                  100.00%
MediTek Anesthesia, Inc.                                Florida                  100.00%
MediTek Capital Corp.                                   Florida                  100.00%
MediTek Gwinnet, Inc.                                   Florida                  100.00%
MediTek Health Care Management, Inc.                    Florida                  100.00%
MediTek Health Corporation                              Florida                  100.00%
MediTek Industries, Inc.                                Florida                  100.00%
MediTek Therapy, Inc.                                   Florida                  100.00%
MICA CAL II, Inc.                                       California               100.00%
MICA CAL X, Inc.                                        California               100.00%
MICA FLO I, Inc.                                        California               100.00%
MICA Imaging, Inc.                                      Illinois                 100.00%
MICA OR I, Inc.                                         California               100.00%
MICA Pacific, Inc.                                      California               100.00%


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
                                                         STATE OF CORPORATE
NAME                                                        INCORPORATION         % OWNED
----                                                     ------------------       -------
Modesto Imaging Center Inc.                                    Delaware           100.00%
Owner Diagnostics, Inc.                                        California          67.53%
San Francisco Magnetic Resonance Center, Inc.                  Delaware           100.00%
Santa Fe Imaging Center Inc.                                   Delaware           100.00%
South Coast Radiologists, A Corporation                        Oregon             100.00%
USD Dayton Inc.                                                Delaware           100.00%
MICA CAL III, Inc.                                             California         100.00%
MICA CAL IV, Inc.                                              California         100.00%
MICA CAL I, Inc.                                               California         100.00%
MediTek-Wellington Corp.                                       Florida            100.00%
MICA CAL VII, Inc.                                             California         100.00%
MediTek-Winter Park, Inc.                                      Florida            100.00%
Orange Park Diagnostic Center, Inc.                            Delaware           100.00%
LINC Medical Imaging, Inc.                                     Delaware           100.00%
Fremont Imaging Center, Inc. (f/k/a FCA Management, Inc.)      Delaware           100.00%
USDL Pittsburgh, Inc.                                          Delaware           100.00%
Chatham MRI, Inc.                                              New Jersey         100.00%
Salisbury Imaging Inc.                                         Florida            100.00%
USD Wilkes Barre, Inc.                                         Delaware           100.00%
Town & Country MRI & Diagnostic Center, Inc.                   Texas              100.00%
Westlake Diagnostic Center, Inc.                               California         100.00%
Bridgeton MRI Center, Inc.                                     Missouri           100.00%
Chesterfield MRI Center, Inc.                                  Missouri           100.00%
Kirkwood MRI Center, Inc.                                      Missouri           100.00%
Las Vegas Diagnostic Center, Inc.                              Delaware           100.00%
USD Montclair, Inc.                                            Delaware           100.00%


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